UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 28, 2006
                Date of Report (Date of Earliest Event Reported)

                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)

Delaware                                000-31989                   54-1987541

(State or other                     (Commission File No.)      (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)

                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02 Termination of a Material Definitive Agreement

     On February 28, 2006, Convera Corporation (the "Company") and Silicon Valley Bank (the "Bank") agreed to terminate the Loan and Security Agreement dated as of March 18, 2005 (the "Loan Agreement") between the Company and the Bank as a result of the prepayment by the Company of all amounts then outstanding under the Loan Agreement. Pursuant to the terms of the Loan Agreement, the Company repaid the $5 million principal amount of the loan outstanding thereunder, together with accrued interest and all other required payments, including a 2% prepayment penalty of $100,000.

Item 2.02.  Results Of Operations And Financial Condition

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated March 1, 2006, reporting the Company's financial results for the fiscal quarter and fiscal year ended January 31, 2006. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c).  Financial Statements and Exhibits

         99.1 Press Release of Convera Corporation dated March 1, 2006.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                          CONVERA CORPORATION


                                           By:  /s/ JOHN R. POLCHIN
                                                John R. Polchin
                                                Chief Financial Officer

Date:  March 1, 2006

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                                                                    Exhibit 99.1